EXHIBIT 4.1

QUADRAMED CORPORATION

as Issuer

$71,000,000

Senior Secured Notes due 2008
Initial Interest Rate 10%

and

Common Stock Warrants

Purchase Agreement

April 17, 2003

CENTURY NATIONAL INSURANCE COMPANY
GLENBROOK CONVERTIBLE PARTNERS, L.P.
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURG, PA
GENE T. PRETTI
QWEST OCCUPATIONAL HEALTH TRUST
QWEST PENSION TRUST
SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION
STARVEST CONVERTIBLE SECURITIES FUND, LTD.
ZAZOVE AGGRESSIVE GROWTH FUND, L.P.
ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.
ALLIANZ OF AMERICA, INC.
TRIAGE CAPITAL MANAGEMENT, LP
TRIAGE OFFSHORE FUND LTD
OTC, LLC
HBV MASTER MULTI-STRATEGY FUND LP
MELLON HBV SPECIAL SITUATIONS FUND LP
LONESTAR PARTNERS
LAMPE CONWAY & CO., L.L.C.
(continued)

ARKANSAS PUBLIC
AMERICAN KENNEL CLUB CORE BOND
AVAYA INC MASTER PENSION TRUST
BRIGGS & STRATTON RETIREMENT PLAN-HIGH YIELD
MACKAY SHIELDS LONG/SHORT FUND
401 SAVINGS PLAN OF THE CHASE MANHATTAN BANK
AND CERTAIN AFFILIATED COS.
CITY OF MONTREAL HIGH YIELD
MACKAY SHIELDS MASTER LONG/SHORT FUND BEAR STEARNS
MACKAY SHIELDS TRUST HIGH YIELD CORPORATE BOND
PARK EMPLOYEE’S ANNUITY AND BENEFIT FUND CORE PLUS HIGH YIELD
FEDERAL INSURANCE COMPANY (CHUBB) HIGH YIELD
THE PENSION PLAN OF CONSTELLATION ENERGY GROUP HIGH YIELD
CARNEGIE MELLON UNIVERSITY HIGH YIELD
ECLIPSE CORE BOND PLUS FUND HIGH YIELD
FAIRFAX COUNTY EMPLOYEES RETIREMENT SYSTEM HIGH YIELD
FONDATION LUCIE ET ANDRE CHAGNON HIGH YIELD
EMPLOYEES RETIREMENT SYSTEM OF THE CITY OF FORT WORTH HIGH YIELD
MLG-NYL US HIGH YIELD
HONG KONG HOSPITAL AUTHORITY HIGH YIELD
ILLINOIS MUNICIPAL RETIREMENT FUND HIGH YIELD
INGRAM INDUSTRIES EMPLOYEE
POLICEMEN’S AND FIREFIGHTERS’ RETIREMENT FUND OF LEXINGTON-FAYETTE
URBAN COUNTY GOVERNMENT
THE 1199 HEALTH CARE EMPLOYEES PENSION FUND HIGH YIELD
NEW YORK DISTRICT COUNCIL OF CARPENTERS PENSION FUND
OHIO POLICE & FIRE PENSION FUND HIGH YIELD
PENNSYLVANIA PUBLIC SCHOOLS EMPLOYEES’ RETIREMENT SYSTEM
STICHTING PHILIPS PENSIOENFONDS HIGH YIELD
STICHTING PHILIPS PENSIOENFONDS
RHODE ISLAND EMPLOYEES RETIREMENT SYSTEM
NEW YORK LIFE CORE BOND PLUS FUND SEPARATE ACCOUNT # 38 HIGH YIELD
POLICE OFFICERS PENSION SYSTEM OF THE CITY OF HOUSTON
THE CITY OF MEMPHIS RETIREMENT SYSTEM HIGH YIELD
NISOURCE CORP. SERVICES COMPANY HIGH YIELD
NATIONS MASTER INVESTMENT HIGH YIELD
NATIONS ANNUITY FUND HIGH YIELD
LOS ANGELES FIRE AND POLICE HIGH YIELD
VULCAN MATERIALS COMPANY HIGH YIELD
NY LIFE SEPARATE ACCOUNT GOA/BB/HIGH YIELD
THE MAINSTAY FUNDS, INC;
ON BEHALF OF ITS HIGH YIELD CORPORATE BOND FUND SERIES
THE MAINSTAY FUNDS, INC;
ON BEHALF OF ITS STRATEGIC VALUE FUND
(continued)

MAINSTAY VP SERIES FUND, INC.,
ON BEHALF OF ITS HIGH YIELD CORPORATE BOND PORTFOLIO
RIYAD BANK HIGH YIELD
SAN ANTONIO FIREMAN & POLICE PENSION FUND HIGH YIELD
TENNESSEE VALLEY AUTHORITY RETIREMENT SYSTEM HIGH YIELD
SCOTTISH WIDOWS FUND & LIFE ASSURANCE SOCIETY HIGH YIELD
WRITERS’ GUILD INDUSTRY HEALTH FUND
RIYAD BANK HYB LIQ RIY13
RIYAD BANK HYB LIQ RIY04

$71,000,000

Senior Secured Notes due 2008
Initial Interest Rate 10%

and

Common Stock Warrants

of

QUADRAMED CORPORATION

Purchase Agreement

April 17, 2003

The Purchasers listed on
Schedule B attached hereto

Ladies and Gentlemen:

QuadraMed Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the investors listed on the signature pages hereto (each a “Purchaser” and, collectively, the “Purchasers”) an aggregate of $71,000,000 in principal amount of its Senior Secured Notes due 2008 at an initial interest rate of 10% (the “Notes”), and warrants to purchase up to a total of 11,303,842 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Warrants” and, collectively with the Notes, the “Securities”) subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of an indenture, to be dated as of April 17, 2003 (the “Indenture”), among the Company and The Bank of New York, as trustee (the “Trustee”). Each Note, whether in global or certificated form, shall be in the form set out in Exhibit A. The Warrants are to be issued pursuant to the provisions of a warrant agreement, to be dated as of April 17, 2003 (the “Warrant Agreement”) among the Company and The Bank of New York, as warrant agent. The Notes and Warrants shall be issued together in units but immediately after issuance the Warrants shall be detachable from the Notes and separately transferable. Each such unit shall consist of an aggregate of 159.209042 Warrants for each $1000 principal amount of Notes. Warrants representing an additional 2,047,978 shares of the Company’s outstanding Common Stock (the “Penalty Warrants”) may be separately issued to the Purchasers in the event that (a) the Company receives, on or after the date that is 270 days after the date hereof, a written request from Holders (as defined in the Registration Rights Agreement) in compliance with the terms of Section 2 of the Registration Rights Agreement (other than the requirement that the request be from and after 30 days after the Company is current with respect to its filings required to be made with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934) that the Company register Registrable Securities (as defined in the Registration Rights Agreement) held by the Holders and (b)

the Company does not file a Registration Statement as required by the Registration Rights Agreement. Such additional Warrants, if issued, shall be allocated on a pro rata basis according to each Purchaser’s share of units originally purchased under this Purchase Agreement, as reflected on Schedule A hereto. Any Warrant may be exercised at any time on or after its date of issuance and on or before the close of business on April 17, 2008 (the “Expiration Date”). Each Warrant not exercised at or before the Expiration Date shall become void, and all rights of the holder pursuant to such Warrant shall cease. Each Warrant shall be in the form set out in Exhibit B.

1.	Restricted Securities; Legends.

(a) The Securities will be offered and sold to the Purchasers pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Purchasers acknowledge that the Securities (and the securities issuable upon exercise of the Warrant) may not be resold by them in the absence of registration under the Act or a valid exemption from registration.

(b) Upon issuance thereof, the following legend shall be placed on the Securities and all securities or certificates representing Common Stock, if any, issued in exchange therefor, in substitution thereof, or upon the exercise of a Warrant:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH OFFER, SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 17, 2003, BY AND AMONG THE COMPANY AND THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO (THE “REGISTRATION RIGHTS AGREEMENT”).”

The offer, resale, pledge or other transfer will be permitted upon an effective registration of the Securities or the receipt by the Company of an opinion of counsel that such further transfer may be effected pursuant to an applicable exemption from registration.

(c) The Global Note (as defined below) shall also bear the following legend:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d) The Global Warrant (as defined below) shall also bear the following legend:

UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION ARTICLE 4 OF THE WARRANT AGREEMENT.

2.	Collateral and Ranking. As security for the repayment of the Notes, the Company shall grant to the Purchasers liens and security interests on, in and to the collateral (the “Collateral”) as set forth in the Indenture and the Security Agreement. As provided in the Indenture, the Notes shall be senior in right of repayment to any future Indebtedness (as defined in the Indenture).

3.	Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the amount of units set forth opposite the name of such Purchaser on Schedule A hereto at a purchase price equal to 100% of the original principal amount of the Notes contained in such amount of purchased units (the “Purchase Price”).

4.	Issuance as Compensation. The Company shall also issue to Philadelphia Brokerage Corporation (“PBC”), as compensation and in addition to the reimbursement of its reasonable and documented out-of-pocket expenses (including legal fees incurred by PBC), Warrants to purchase 282,596 shares of Common Stock.

5.	Terms of Investment.

(a) Holders of the Notes and Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, in substantially the form of Exhibit C hereto, for so long as such Warrants constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). This Agreement, the Indenture, the Warrant Agreement, the Security Agreement, the Securities and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Operative Documents.”

(b) The Notes shall bear an initial interest rate of 10%, which shall automatically be reduced to 9% immediately following the next Interest Payment Date upon the (i) listing of the Common Stock for trading on a U.S. national securities exchange, or (ii) approval for trading on the Nasdaq Stock Market, including the Nasdaq Small Cap Market. The inter-

est shall be compounded semiannually on April 1 and October 1 of each year beginning on October 1, 2003 (each an “Interest Payment Date”).

(c) On the October 1, 2003 and April 1, 2004 Interest Payment Dates, the Company shall pay the interest due on the Notes on each such date with a combination of cash and additional Notes as follows: (i) in cash equivalent to 6% per annum of the principal amount thereof; and (ii) in additional Notes having a principal amount equal to the remainder of the cash interest that would have been otherwise payable in the absence of this sentence. The allocation described in this Section 5(c) shall apply regardless of whether the initial interest rate of the Notes has been reduced pursuant to Section 5(b)

6.	Delivery and Payment.

(a) Delivery of, and payment of the Purchase Price for, the Securities shall be made at the offices of Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 17, 2003 or at such other time on the same date or such other date as shall be agreed upon by the Purchasers and the Company in writing. The date of such delivery and the payment for the Securities herein called the “Closing Date.”

(b) One or more of each of the Notes and Warrants in definitive global form, each registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), such Note(s) having an aggregate principal amount corresponding to the aggregate principal amount of Notes issued (collectively, the “Global Note”) and such Warrant(s) representing an entitlement to purchase initially an aggregate of 11,303,842 Warrant Shares (collectively, the “Global Warrant”), shall be delivered by the Company to the Purchasers (or as the Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note and Global Warrant shall be made available to the Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

7.	Agreements of the Company. The Company hereby agrees with the Purchasers as follows:

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including:

(i) the fees, disbursements and expenses of counsel to the Company in connection with the sale and delivery of the Securities to the Purchasers,

(ii) all costs and expenses related to the transfer and delivery of the Securities to the Purchasers, including any transfer or other taxes payable thereon,

(iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities,

(iv) the cost of printing certificates representing the Securities,

(v) the fees and expenses of the Trustee and the Trustee’s counsel in connection with the Indenture and the Notes,

(vi) the costs and charges of any transfer agent, warrant agent, registrar and/or depositary (including DTC),

(vii) all costs and expenses of any Registration Statement, as set forth in the Registration Rights Agreement, and

(viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section;

(b) To obtain the approval of DTC for “book-entry” transfer of the Securities, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer;

(c) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities to the Purchasers in a manner that would require the registration of any such sale of the Securities under the Act;

(d) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes;

(e) To comply with all of its agreements set forth in the Registration Rights Agreement;

(f) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities; and

(g) Following the Closing Date, to apply the proceeds from the issuance and sale of the Securities to: (i) fund the repurchase or redemption of the Company’s outstanding 5.25% Subordinated Convertible Debentures due 2005, pursuant to the repurchase and/or redemption provisions, as applicable, of the Subordinated Indenture dated May 1, 1998 between the Company, as Issuer, and the Bank of New York, as Trustee, as amended and supplemented by the Officer’s Certificate dated May 1, 1998; and (ii) for general corporate purposes.

8.	Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Purchasers as to the following:

(a) The Company, a Delaware corporation, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its businesses and to own, lease and operate its properties, and is duly qualified and is in good standing as a corporation authorized to do business in each jurisdiction in which the nature of its businesses or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to have a material adverse effect on the business, financial condition or results of operations of the Company (a “Material Adverse Effect”).

(b) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and were issued and sold in compliance with all applicable Federal and state securities laws; each Warrant Share will be, prior to its issuance, duly authorized and reserved for issuance and, when issued and delivered upon exercise of the Warrants, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Common Stock upon the issuance of the Warrants and the Warrant Shares and the authorized capital stock of the Company will be sufficient to honor the exercise in full of all Warrants.

(c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(d) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(e) The Warrant Agreement has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(f) The Securities have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obli-

gations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) with respect to the Notes, rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(g) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(h) The Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and, except as set forth on Schedule 8(h), has made all filings with and notices to, all governmental or regulatory authorities and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its businesses, except where the failure to have any such Authorization or to make any such filing or notice could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth on Schedule 8(h), no event has occurred which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect.

(i) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of ownership or leasing would not, individually or in the aggregate, have a Material Adverse Effect.

(j) The Company is not, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Section 7(g) hereof will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, or a “holding company” within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

(k) There are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company.

(l) Upon execution and delivery by the parties thereto, the Indenture will comply as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to qualify the Indenture under the TIA.

(m) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

(n) None of the Company, its respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act (“Regulation S”) with respect to the Securities.

(o) No registration under the Act of the Securities is required for the sale of the Securities to the Purchasers as contemplated hereby assuming the accuracy of the Purchasers’ representations and warranties and agreements set forth in Section 9 hereof.

(p) The Company owns or possesses adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, “Intellectual Property Rights”) that are necessary for use in connection with its business as now conducted. Except as set forth on Schedule 8(p), none of the Intellectual Property Rights of the Company has expired or terminated, or is expected to expire or terminate within two (2) years from the date of this Agreement. The Company has not infringed nor is it infringing on any of the Intellectual Property Rights of any other Person and, except as set forth on Schedule 8(p), there is no claim, action or proceeding that has been made or brought or alleged against, or to the knowledge of the Company, is being made, brought or threatened against, the Company regarding the infringement of any of the Intellectual Property Rights of the Company, and the Company is unaware of any facts or circumstances that might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(q) Except as and to the extent set forth in this Agreement, the Company makes no representations or warranties whatsoever to any Purchaser and hereby disclaims all liability and responsibility for any representation, warranty, statement, or information not in-

cluded herein that was made, communicated, or furnished (orally or in writing) to any Purchaser or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to any Purchaser by any director, officer, employee, agent, consultant, or representative of the Company).

9.	Purchasers’ Representations and Warranties. Each of the Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

(a) Such Purchaser has full power, authority and capacity to enter into this Purchase Agreement and this Purchase Agreement constitutes a valid and legally binding obligation of such Purchaser. At the time such Purchaser was offered the Securities, and at the Closing Date, (i) such Purchaser was and will be a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act, (ii) such Purchaser had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment contemplated by this Agreement, and (iii) such Purchaser is able to bear the substantial economic risk of its investment in the Securities for an indefinite period of time, has evaluated such risks, has no need for liquidity in such investment, and is prepared to lose his entire investment in the Securities.

(b) Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 9 and such Purchaser hereby consents to such reliance.

(c) Such Purchaser and its advisors, if any:

(i) have been furnished for a reasonable period of time with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser or its advisors (collectively with this Purchase Agreement, the “Investment Materials”). Such Purchaser and its advisors, if any, have carefully read the Investment Materials and understand and have evaluated the risks involved in an investment in the Company in general, and in the Securities in particular, and have relied solely, except as provided below in subsections (ii) and (iii) of this Section 9(c), on the information contained in the Investment Materials;

(ii) have been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Securities, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii) have been afforded the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Securities and other matters pertaining to this investment, and have been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Investment Materials or that which was otherwise provided in order to evaluate the merits and risks of a purchase of the Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv) have not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in the Investment Materials; and

(v) have determined that the Securities are a suitable investment for such Purchaser and that at this time such Purchaser could bear a complete loss of such investment.

Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 8 above or representations and warranties of the Company contained in any other Operative Document. Such Purchaser understands that its investment in the Securities involves a significant degree of risk.

(d) Each Purchaser is aware of, understands, and acknowledges the following: (i) that due to the discovery of financial and accounting reporting errors affecting its financial statements for the years ended December 31, 2001, 2000 and 1999 and the quarter ended March 31, 2002, the Company was engaged in a restatement of such financial statements and is currently engaged in a restatement of its financial statements for the quarter ended March 31, 2002; (ii) that the Company currently has no audited financial statements to provide to the Purchasers other than the audited financial statements for the years ended December 31, 2001, 2000 and 1999, and that each Purchaser has waived access to any other statements as a component of its Investment Materials; (iii) that the Company currently is not in compliance with the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act; (iv) that the most recent quarterly or annual reports filed by the Company on forms 10-Q or 10-K, respectively, were for the quarterly period ended March 31, 2002, and the annual period ended December 31, 2001; (v) that the Company does not know when the remaining restatement and related auditing tasks will be completed; (vi) that the Company’s Common Stock has been delisted from the NASDAQ National Market, effective March 4, 2003 and is not currently eligible to trade on the OTC Bulletin Board; and (vii) that the Company is currently the subject of a formal non-public investigation by the Securities and Exchange Commission.

(e) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Securities.

(f) Such Purchaser is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

                   Each Purchaser acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and the Purchasers hereby consent to such reliance.

10.	Indemnification.

(a) The Company agrees to indemnify, defend and hold the Purchasers, and their respective officers, employees, agents, directors, partners, shareholders and each person, if any, who controls such Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Indemnified Persons”) harmless from and against any and all loss, liability, claim, damage, judgment, deficiency or reasonable expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Company contained in this Agreement, and the Company shall reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or misconduct of, or the willful violation of this Agreement by, such Indemnified Person.

(b) The Purchasers agree to severally indemnify and hold harmless the Company and each officer, director, employee, agent of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage, judgment, deficiency or reasonable expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) incurred, arising out of, in any way connected with, or as a result of any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchasers contained in this Agreement, and the Purchasers shall reimburse (severally, in proportion to their purchases hereunder) the Company for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

(c) If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Person in respect of which indemnity may be sought from the Company, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of all reasonable expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Company has agreed in writing to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding within a reasonable time after notice of commencement of such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person; it being understood, however, that the Company shall not, in substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Person and any other Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be final, unappealable judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity being sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

11.	Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)	if to the Company, to:

QuadraMed Corporation
12110 Sunset Hills Road
Reston, VA 20190
Attention: General Counsel

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036
Attention: Bruce S. Mendelsohn

(ii)	if to the Purchasers, to:

Each applicable Purchaser at such
Purchaser’s address designated on
Schedule B attached hereto,

or in any case to such other address as the person to be notified may have requested in writing.

(b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities for a period of six months, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, the officers or directors of the Purchasers, any person controlling the Purchasers, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

(c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company the Purchasers’ affiliates, directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Purchasers merely because of such purchase.

(d) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof.

(e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

[Signature Page Follows]

              Please confirm that the foregoing correctly sets forth the agreement among the Company and the Purchasers.

Very truly yours,

Issuer:

QUADRAMED CORPORATION

By:
Name:
Title:

     Purchasers:

MACKAY SHIELDS

By:
Name:
Title:

ZAZOVE ASSOCIATES, LLC

By: *

Name:
Title:

ALLIANZ OF AMERICA, INC.

By:
Name:
Title:

MELLON HBV ALTERNATIVE STRATEGIES

By:
Name:
Title:

TRIAGE CAPITAL MANAGEMENT, LP

By:
Name:
Title:

*	See attached signature pages.

TRIAGE OFFSHORE FUND LTD

By:
Name:
Title:

OTA, LLC

By:
Name:
Title:

LONESTAR PARTNERS

By:
Name:
Title:

LAMPE CONWAY & CO. LLC

By:
Name:
Title:

CENTURY NATIONAL INSURANCE COMPANY

By: Zazove Associates, LLC

By:
Name:
Title:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURG, PA

By: Zazove Associates, LLC

By:
Name:
Title:

QWEST OCCUPATIONAL HEALTH TRUST

By: Zazove Associates, LLC

By:
Name:
Title:

QWEST PENSION TRUST

By: Zazove Associates, LLC

By:
Name:
Title:

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: Zazove Associates, LLC

By:
Name:
Title:

HBV MASTER MULTI-STRATEGY FUND LP

By:
Name:
Title:

ARKANSAS PUBLIC	MACKAY SHIELDS MASTER
LONG/SHORT FUND BEAR STEARNS
By: *
By: *

AMERICAN KENNEL CLUB CORE
BOND	MACKAY SHIELDS TRUST HIGH
YIELD CORPORATE BOND
By: *
By: *

AVAYA INC MASTER PENSION TRUST
PARK EMPLOYEE’S ANNUITY AND
By: *	BENEFIT FUND CORE PLUS
HIGH YIELD
BRIGGS & STRATTON RETIREMENT	By: *
PLAN-HIGH YIELD

By: *	FEDERAL INSURANCE COMPANY
(CHUBB) HIGH YIELD
MACKAY SHIELDS LONG/SHORT	By: *
FUND
By: *

THE PENSION PLAN OF
CONSTELLATION ENERGY GROUP
401 SAVINGS PLAN OF THE CHASE	HIGH YIELD
MANHATTAN BANK AND CERTAIN
AFFILIATED COS.	By: *

By: *

CARNEGIE MELLON UNIVERSITY
HIGH YIELD
CITY OF MONTREAL HIGH YIELD
By: *
By: *

*MACKAY SHIELDS
By:

Name: Title:

ECLIPSE CORE BOND PLUS FUND	POLICEMEN’S AND FIREFIGHTERS’
HIGH YIELD	RETIREMENT FUND OF LEXINGTON-
FAYETTE URBAN COUNTY
By: *	GOVERNMENT

By: *

FAIRFAX COUNTY EMPLOYEES
RETIREMENT SYSTEM HIGH YIELD
FONDATION LUCIE ET ANDRE	THE 1199 HEALTH CARE EMPLOYEES
CHAGNON HIGH YIELD	PENSION FUND HIGH YIELD
By: *	By: *

EMPLOYEES RETIREMENT SYSTEM	NEW YORK DISTRICT COUNCIL OF
OF THE CITY OF FORT WORTH HIGH YIELD	CARPENTERS PENSION FUND
By: *
By: *

MLG-NYL US HIGH YIELD	OHIO POLICE & FIRE PENSION FUND HIGH YIELD
By: *

PENNSYLVANIA PUBLIC SCHOOLS
EMPLOYEES’ RETIREMENT SYSTEM
HONG KONG HOSPITAL AUTHORITY
HIGH YIELD	By: *

By: *

*
STICHTING PHILIPS PENSIOENFONDS
ILLINOIS MUNICIPAL RETIREMENT	HIGH YIELD
FUND HIGH YIELD
By: *
By: *

STICHTING PHILIPS PENSIOENFONDS
INGRAM INDUSTRIES EMPLOYEE
By: *
By: *

*MACKAY SHIELDS

By:
Name:
Title:

RHODE ISLAND EMPLOYEES	LOS ANGELES FIRE AND POLICE
RETIREMENT SYSTEM	HIGH YIELD

By: *	By: *

NEW YORK LIFE CORE BOND PLUS	VULCAN MATERIALS COMPANY
FUND SEPARATE ACCOUNT # 38 HIGH	HIGH YIELD
YIELD
By: *
By: *

NY LIFE SEPARATE ACCOUNT
POLICE OFFICERS PENSION SYSTEM	GOA/BB/HIGH YIELD
OF THE CITY OF HOUSTON
By: *
By: *

THE MAINSTAY FUNDS, INC; ON
THE CITY OF MEMPHIS RETIREMENT	BEHALF OF ITS HIGH YIELD
SYSTEM HIGH YIELD	CORPORATE BOND FUND SERIES

By: *	By: *

NISOURCE CORP. SERVICES COMPANY HIGH YIELD	THE MAINSTAY FUNDS, INC; ON BEHALF OF ITS STRATEGIC INCOME FUND
By: *
By: *

NATIONS MASTER INVESTMENT HIGH YIELD
By: *
THE MAINSTAY FUNDS, INC; ON BEHALF OF ITS STRATEGIC VALUE
NATIONS ANNUITY FUND HIGH YIELD	FUND

By: *	By: *

*MACKAY SHIELDS

By:
Name:
Title:

MAINSTAY VP SERIES FUND, INC., ON	RIYAD BANK HYB LIQ RIY04
BEHALF OF ITS HIGH YIELD
CORPORATE BOND PORTFOLIO	By: *
RIYAD BANK HIGH YIELD

By: *

SAN ANTONIO FIREMAN & POLICE PENSION FUND HIGH YIELD

By: *

TENNESSEE VALLEY AUTHORITY RETIREMENT SYSTEM HIGH YIELD

By: *

SCOTTISH WIDOWS FUND & LIFE ASSURANCE SOCIETY HIGH YIELD

By: *

WRITERS’ GUILD INDUSTRY HEALTH FUND

By: *

RIYAD BANK HYB LIQ RIY13

By: *

*MACKAY SHIELDS

By:
Name:
Title:

In lieu of the representations and warranties made in Section 9(a) of this Agreement, each of the undersigned Purchasers, severally and not jointly, as institutional “accredited investors” under Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) hereby make the following representations and warranties:

Such Purchaser has full power, authority and capacity to enter into this Purchase Agreement and this Purchase Agreement constitutes a valid and legally binding obligation of such Purchaser. At the time such Purchaser was offered the Securities, and at the Closing Date, (i) such Purchaser was and will be an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, (ii) such Purchaser had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment contemplated by this Agreement, and (iii) such Purchaser is able to bear the substantial economic risk of its investment in the Securities for an indefinite period of time, has evaluated such risks, has no need for liquidity in such investment, and is prepared to lose his entire investment in the Securities.

GLENBROOK CONVERTIBLE PARTNERS, L.P.	ZAZOVE AGGRESSIVE GROWTH FUND, L.P.

By: Zazove Associates, LLC	By: Zazove Associates, LLC

By:	By:
Name:	Name:
Title:	Title:

STARVEST CONVERTIBLE SECURITIES FUND, INC.	ZAZOVE HIGH YIELD CONVERTIBLE SECURITIES FUND, L.P.
By: Zazove Associates, LLC
By: Zazove Associates, LLC
By:	By:
Name:	Name:
Title:	Title:

          In lieu of the representations and warranties made in Section 9(a) of this Agreement, the undersigned Purchaser, as an institutional “accredited investor” (as such term is defined in Rule 501(a)(5) or (6) of Regulation D under the Securities Act) hereby makes the following representations and warranties:

Such Purchaser has full power, authority and capacity to enter into this Purchase Agreement and this Purchase Agreement constitutes a valid and legally binding obligation of such Purchaser. At the time such Purchaser was offered the Securities, and at the Closing Date, (i) such Purchaser was and will be an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) such Purchaser had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment contemplated by this Agreement, and (iii) such Purchaser is able to bear the substantial economic risk of its investment in the Securities for an indefinite period of time, has evaluated such risks, has no need for liquidity in such investment, and is prepared to lose his entire investment in the Securities.

By:	Zazove Associates, LLC

By:
Name:
Title:

          The undersigned hereby confirms that it is a “qualified institutional buyer” as represented in Section 9(a) of this Agreement, that it qualifies as a “purchaser representative,” as defined in Rule 501(h) of Regulation D of the Securities Act, for each of the Purchasers on whose behalf it is executing this Agreement, and that it is fully authorized to sign this Agreement on behalf of the Purchasers on whose behalf it is executing this Agreement.

ZAZOVE ASSOCIATES, LLC

By:
Name:
Title:

          In lieu of the representations and warranties made in Section 9(a) of this Agreement, the undersigned Purchaser, as an individual “accredited investor” (as such term is defined in Rule 501(a)(5) or (6) of Regulation D under the Securities Act) hereby makes the following representations and warranties:

Such Purchaser has full power, authority and capacity to enter into this Purchase Agreement and this Purchase Agreement constitutes a valid and legally binding obligation of such Purchaser. At the time such Purchaser was offered the Securities, and at the Closing Date, (i) such Purchaser was and will be an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) such Purchaser had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment contemplated by this Agreement, and (iii) such Purchaser is able to bear the substantial economic risk of its investment in the Securities for an indefinite period of time, has evaluated such risks, has no need for liquidity in such investment, and is prepared to lose his entire investment in the Securities.

MELLON HBV SPECIAL SITUATIONS
FUND LP

By: Mellon HBV II LLC

By:
Name:
Title:

          The undersigned hereby confirms that it is a “qualified institutional buyer” as represented in Section 9(a) of this Agreement, that it qualifies as a “purchaser representative,” as defined in Rule 501(h) of Regulation D of the Securities Act, for each of the Purchasers on whose behalf it is executing this Agreement on the immediately preceding page, and that it is fully authorized to sign this Agreement on behalf of the Purchasers on whose behalf it is executing this Agreement.

MELLON HBV II LLC

By:
Name:
Title:

SCHEDULE A

UNITS PURCHASED

[Schedule A omitted]

SCHEDULE B

PURCHASER ADDRESSES

EXHIBIT A

Form of Note

[Filed as separate exhibit]

EXHIBIT B

Form of Warrant

[Filed as separate exhibit]

EXHIBIT C

Registration Rights Agreement

[Filed as separate exhibit]